As filed with the Securities and Exchange Commission on July 2, 1997
                                               Registration No. 33-_______

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                  MINNESOTA MINING AND MANUFACTURING COMPANY
             (Exact name of Registrant as specified in its charter)

                   Delaware                              41-0417775
            (State of incorporation)             (I.R.S. Employer I.D. No.)
                                   3M Center
                             St. Paul, Minnesota 55144
                                  (612) 733-1528
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       1997 GENERAL EMPLOYEES STOCK PURCHASE PLAN of MINNESOTA MINING AND MANUFACTURING COMPANY
                                (Full title of the plan)

                              Roger P. Smith, Secretary
                       Minnesota Mining and Manufacturing Company
                                       3M Center
                                St. Paul, Minnesota 55144
                              Telephone: (612) 733-1528
            (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)
-----------------------------------------------------------------------------
                          CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
Title of      Amount        Proposed      Proposed            Amount
Securities    to be         Maximum       Maximum             of
to be         Registered    Offering      Aggregate           Registration
Registered       (1)        Price/share   Offering Price (2)  Fee  (3)
-----------------------------------------------------------------------------
Common,       6,000,000    $100.50       $603,000,000      $207,932
Stock, $0.50  shares
par value/
share
-----------------------------------------------------------------------------
(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee.

(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange -
Composite Transactions on June 30, 1997, which was $100.50.

This registration statement will become effective immediately upon filing pursuant to Rule 462 of the Securities and Exchange Commission.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Minnesota Mining and Manufacturing Company, a Delaware corporation (the "Company" or the "Registrant"), relating to 6,000,000 shares of its common stock, par value $0.50 per share (the "Common Stock") issuable to eligible employees of the Company under the 1997 General Employees Stock Purchase Plan.

PART I - INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I of this Registration Statement will be provided to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Company's 1997 General Employees
Stock Purchase Plan and its administrators are available without charge by contacting Roger P. Smith, 220-14W-06, 3M Center, St. Paul, Minn. 55144.

PART II - INFORMATION REQUIRED IN THE 	REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

The following documents and all documents which may subsequently be filed by the Registrant pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by this prospectus are incorporated herein by reference and are made a part hereof from the date of filing such documents:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

     (c) The Company's Restated Certificate of Incorporation as amended (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-8) as filed on June 30, 1997.

     (d) Proxy Statement for the Company's Annual Meeting of Stockholders held on May 13, 1997.

     (e) The description of the Company's class of Common Stock is herein incorporated by reference to the Company's original filing on Form 10 with the Securities and Exchange Commission (Commission File #1-3285).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon the written or oral request of any person to whom a copy of this prospectus is delivered, the Company will provide without charge a copy of any or all of the documents incorporated herein by reference (other than exhibits). Requests for such copies should be directed to the Secretary, Minnesota Mining and Manufacturing Company, 3M Center, St. Paul, Minnesota 55144, phone (612) 733-1528. In addition, any other documents required to be delivered to employees pursuant to Rule 428(b) shall be available without charge, upon written or oral request therefore, if directed to the Secretary as indicated.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Certain legal matters in connection with the shares of Common Stock to which this Registration Statement relates have been passed upon by John J. Ursu, Senior Vice President and General Counsel of the Company. As of June 1, 1997, Mr. Ursu owned, directly or indirectly, 21,011 shares of Common Stock of the Company.

The consolidated financial statements and related financial statement schedule of the Company and its consolidated subsidiaries as of December 31, 1996 and December 31, 1995, and for each of the years in the three-year period ended December 31, 1996 incorporated herein by reference, have been incorporated herein and in the Registration Statement in reliance upon the reports of Coopers & Lybrand L.L.P., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 6.     Indemnification of Directors and Officers.

The Company's Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. The law permits the Company to eliminate the liability of a director for monetary damages for breach of the duty of care. In addition, the Company's Bylaws contain provisions entitling directors, officers, and employees to indemnification to the fullest extent permitted by current Delaware law. The following statement has been prepared by the Commission as an indication of its position on indemnification of directors and officers for liabilities arising under the Securities Act of 1933:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Therefore, in the event that a claim for such indemnification (other than for payment by the Company of expenses incurred or paid by a director or officer in the successful defense of any action, suit, or proceeding) is asserted against the Company by a director or officer in connection with the shares being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit       Description
Number
     4.       Copy of the 1997 General Employees Stock Purchase Plan
     5.       Opinion of Counsel re Legality (Consent of Counsel
              included therein).
     15.      Awareness Letter of Coopers & Lybrand L.L.P. (regarding
              interim financial information).
     23.      Consents of experts. (Consent of Counsel included in
              Exhibit 5)
     24.      Power of attorney.

Item 9.     Undertakings.

(a).     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form
S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b). The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c).   (1)   The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each employee to whom the prospectus is sent or given, a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

      (2) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.



                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on the 2nd day of July, 1997.

            MINNESOTA MINING AND MANUFACTURING COMPANY

             By  /s/ L.D. DESIMONE
                     Livio D. DeSimone, Chairman of the Board

             By  /s/ ROGER P. SMITH
                     Roger P. Smith, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                               DATE

/s/ Livio D. DeSimone       Chairman Of The Board;           July 2, 1997
------------------------    Chief Executive Officer,
Livio D. DeSimone           Director

/s/ Giulio Agostini         Senior Vice President,           July 2, 1997
-------------------------   Finance
Giulio Agostini

/s/ Ronald O. Baukol        Director                         July 2, 1997
-----------------------------
Ronald O. Baukol

/s/ Edward A. Brennan       Director                         July 2, 1997
-----------------------------
Edward A. Brennan

/s/ Allen F. Jacobson       Director                         July 2, 1997
-----------------------------
Allen F. Jacobson

/s/ W. George Meredith      Director                         July 2, 1997
-----------------------------
W.  George Meredith

/s/ Ronald A. Mitsch        Director                         July 2, 1997
-----------------------------
Ronald A. Mitsch

/s/Allen E. Murray          Director                         July 2, 1997
-----------------------------
Allen E. Murray

/s/ Aulana L. Peters        Director                         July 2, 1997
-----------------------------
Aulana L. Peters

/s/ Rozanne L. Ridgway      Director                         July 2, 1997
-----------------------------
Rozanne L. Ridgway

/s/ Frank Shrontz           Director                         July 2, 1997
-----------------------------
Frank Shrontz

/s/ F. Alan Smith           Director                         July 2, 1997
-----------------------------
F.  Alan Smith

/s/ Louis W. Sullivan       Director                         July 2, 1997
-----------------------------
Louis W. Sullivan

     Roger P. Smith, by signing his name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the other persons named, filed with the Securities and Exchange Commission, on behalf of such other persons, all in the capacities and on the date stated, such persons being a majority of the directors and the Principal Financial and Accounting Officer of the Company.


                                    /s/ ROGER P. SMITH
                                        Roger P. Smith, Attorney-in-Fact